Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”), dated June 25, 2015, is between ONCOSEC MEDICAL INCORPORATED (the “Company”) and RICHARD B. SLANSKY (“Executive”).

I.                                        POSITION AND RESPONSIBILITIES

A.                                    Position.  Executive is employed by the Company to render services to the Company in the position of Chief Financial Officer (CFO) beginning on July 6, 2015.  Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

B.                                    Other Activities.  Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) in either case that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company; provided, however, that Executive’s service as a director of Hypnoz Therapeutic Devices, Inc., Matterhorn Shoppes, Inc. and Parabilis Space Technologies, Inc. with the duties and commitment that Executive has disclosed to the Company in writing prior to the date of this Agreement shall not require the prior written consent of the Company.  For purposes of clarity, any expansion of Executive’s duties or commitment at the three companies specified in the preceding sentence or any additional Board service by Executive shall require the prior written consent of the Company.

C.                                    No Conflict.  Executive represents and warrants that Executive’s execution of this Agreement, employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

II.                                   COMPENSATION AND BENEFITS

A.                                    Base Salary.  In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Two Hundred Eighty Thousand Dollars ($280,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice.  Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

B.                                    Discretionary Bonus.  The Company will, within 90 days of the end of each calendar year, determine the annual bonus (the “Discretionary Bonus”), if any, payable to the Executive for that calendar year, based in part on the Executive’s achievement of milestones agreed to by the Board or the Compensation Committee of the Board.  The Executive will be entitled to a prorated Discretionary Bonus, as defined herein, for his first year of service.  Within

9810 Summers Ridge Road | Suite 110 | San Diego, CA | 92121
p | 858.662.6732 f | 858.430.3832 w | www.OncoSec.com

sixty (60) days of the beginning of each calendar year, the Board or the Compensation Committee of the Board and the Executive shall agree to the Executive’s milestones and the amount of bonus, potentially payable if one or more milestones are achieved.  The Company may determine the amount of the Discretionary Bonus in its sole discretion and based upon its best business judgment it may pay the Discretionary Bonus in cash, shares of the Company or stock options of the Company, or any combination thereof, and it may pay the Discretionary Bonus in a lump sum within 90 days of the end of the calendar year for which the Discretionary Bonus was earned, but in no event later than March 15th.  The Executive must be employed on the last day of each fiscal year in order to be eligible to receive a Discretionary Bonus for that fiscal year; provided, however, that if the Company terminates the Executive’s employment without Cause prior to the last day of the relevant fiscal year, then the Company may pay a pro rata portion of the Discretionary Bonus in a single lump sum payment within 90 days of the end of the relevant fiscal year, but in no event later than March 15 of the calendar year following the calendar year in which such termination without Cause occurs and subject to the Executive’s timely execution and subsequent non-revocation of the Company’s standard form of release.

C.                                    Option Grant.  In consideration of the Executive’s entering into this Agreement and as an inducement to join the Company, the Executive shall be granted a stock option (the “Option”) to purchase from the Company 150,000 shares of the Company’s common stock.  This option shall be approved by the Company’s board of directors and issued to Executive on Executive’s start date (or the date of approval by the Company’s board of directors, if later) with an exercise price equal to the fair market value of a share of the Company’s Common Stock as of such date.  Such award shall be governed by an option award agreement between the Executive and the Company substantially in the form attached hereto as Exhibit A (the “Option Grant”).  Subject to terms of the Plan and the Option Grant, twenty-five percent (25%) of the Options shall vest on the expiration of the Probationary Period (as defined below) and one thirty-third (1/33th) of the remaining seventy-five percent (75%) of the Options shall vest on each monthly anniversary of the Probationary Period (as defined below).  In the event of any conflict or ambiguity between this Agreement and the Plan or the Option Grant, the Plan and the Option Grant shall govern.

D.                                    Benefits.  Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

E.                                    Expenses.  The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

III.                              AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

A.                                    At-Will Termination by Company.  Executive’s employment with the Company shall be “at-will” at all times.  The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Notwithstanding anything to the contrary contained herein, the first ninety (90) days of

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Executive’s employment will be under a probationary period (the “Probationary Period”).  During this Probationary Period, both the Company and Executive will determine whether Executive can perform the requirements of the job you have been assigned to.  Near the end of this Probationary Period, the Company will assess your performance and decide whether further employment is warranted. Upon and after any such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

B.                                    Severance.  Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section IV below) or during the Probationary Period, in the event that (i) the Company terminates Executive’s employment or (ii) Executive resigns for Good Cause (as defined in Section V below), then (a) at such time as Executive shall have provided services to the Company for at least six (6) months, Executive will be entitled to payment by the Company of an amount equal to six (6) months of Executive’s then-current Base Salary, less applicable statutory deductions and withholdings, or (b) at such time as Executive shall have provided services to the Company for at least twelve (12) months, Executive will be entitled to payment by the Company of an amount equal to twelve (12) months of Executive’s then-current Base Salary, less applicable statutory deductions and withholdings, (“Severance”), to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices.  Executive’s eligibility for the foregoing Severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit B.  Executive shall not be entitled to any Severance if Executive’s employment is terminated For Cause, By Death or By Disability (as defined in Section IV below), during the Probationary Period, if Executive has not satisfied the length of service requirements for Severance or if Executive’s employment is terminated by Executive (except a resignation for Good Cause as provided in Section V.B. below).

IV.                               OTHER TERMINATIONS BY COMPANY

A.                                    Termination for Cause.  For purposes of this Agreement, “For Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach is not cured within thirty (30) days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within thirty (30) days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally which misfeasance or malfeasance is not cured within thirty (30) days after written notice to Executive from the Company.  The Company may terminate Executive’s employment For Cause at any time, without any advance notice.  The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

B.                                    By Death.  Executive’s employment shall terminate automatically upon Executive’s death.  The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing.  Thereafter all obligations of the Company under this

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Agreement shall cease.  Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

C.                                    By Disability.  If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment.  The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

V.                                    TERMINATION BY EXECUTIVE

A.                                    At-Will Termination by Executive.  Executive may terminate employment with the Company at any time for any reason or no reason at all, upon six weeks’ advance written notice.  During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder.  The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the six week notice period.  Thereafter all obligations of the Company shall cease.

B.                                    Good Cause.  For purposes of this Agreement, Good Cause means any one or more of the following events, unless Executive consents to such event in writing or by notifying the Company that Executive will not terminate employment on the basis of such event within thirty (30) business days thereafter:

(i)                                     A reduction in the amount of Executive’s base compensation in a manner that disproportionately adversely affects Executive, as compared to other senior Company management;

(ii)                                  A material and adverse change in the Executive’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction; or

(iii)                               Company’s relocation of Executive’s work site more than 30 miles from Company’s headquarters without Executive’s consent;

Provided, however, that in the event that any of the foregoing events is capable of being cured, Executive shall provide written notice to the Company describing the nature of such event and the Company shall have fifteen (15) business days to cure such event, and following such period if the event remains uncured Executive may resign for Good Reason and applicable Severance set forth herein shall be paid.

VI.                               TERMINATION OBLIGATIONS

A.                                    Return of Property.  Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts

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and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

B.                                    Resignation and Cooperation.  Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company.  Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees.  Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

VII.                          INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

A.                                    Proprietary Information Agreement.  Executive agrees to enter into and be bound by the terms of the Company’s Proprietary Information and Inventions Agreement (“Proprietary Information Agreement”).

B.                                    Non-Solicitation.  Executive acknowledges that because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information.  During the term of Executive’s employment and for one year thereafter, in addition to Executive’s other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (i) solicit, induce, recruit or encourage any person employed by the Company to terminate his or her employment, or (ii) divert or attempt to divert from the Company any business with any customer, client, member, business partner or supplier about which Executive obtained confidential information during her employment with the Company, by using the Company’s trade secrets or by otherwise engaging in conduct that amounts to unfair competition.

C.                                    Non-Disclosure of Third Party Information.  Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties.  Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

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VIII.                     LIABILITY COVERAGE

The Company agrees to maintain commercially reasonable Director’s and Officer’s insurance as well as commercially reasonable products-work hazard liability insurance (clinical trials insurance) covering the customary potential liabilities of the Executive in her role as officer of the Company.  The coverage shall address customary liabilities specifically stemming from the Company’s involvement in running clinical trials to the extent available at a reasonable cost.

IX.                              ARBITRATION

The Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Diego, California, in accordance with the Judicial Arbitration and Mediation Service/Endispute, Inc. (“JAMS”) rules for employment disputes then in effect (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The arbitrator shall award the prevailing party all reasonable costs and attorneys’ fees incurred during any such proceeding. The arbitrator shall apply California law to the merits of any dispute or claim.  Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in San Diego, California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH EXECUTIVE’S EMPLOYMENT OR TERMINATION THEREOF, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

X.                                   AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive.  Failure to exercise any right under this Agreement shall not constitute a waiver of such right.  Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches.  All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

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XI.                              ASSIGNMENT; BINDING EFFECT

A.                                    Assignment.  The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.  This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

B.                                    Binding Effect.  Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

XII.                         NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered:  (a) by hand; (b) by email, (c) by a nationally recognized overnight courier service; or (d) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below.  The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail.  Executive shall be obligated to notify the Company in writing of any change in Executive’s address.  Notice of change of address or email shall be effective only when done in accordance with this Section.

Company’s Notice Address:	Executive’s Notice Address and Email:

OncoSec Medical Incorporated	Richard Slansky
9810 Summers Ridge Road, Suite 110
San Diego, CA 92121
United States of America
Email: smohanpeterson@oncosec.com	Email:

XIII.                    SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

XIV.                     TAXES

All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by Executive.  Notwithstanding any other provision of this Agreement whatsoever, the Company, in its sole discretion, shall have the right to provide for the application and effects

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of Section 409A of the Code (relating to deferred compensation arrangements) and any related administrative guidance issued by the Internal Revenue Service.  The Company shall have the authority to delay the payment of any amounts under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of publicly-traded companies); in such event, the payment(s) at issue may not be made before the date which is six (6) months after the date of Executive’s separation from service, or, if earlier, the date of death.

XV.                          GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

XVI.                     INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.  Whenever the context requires, references to the singular shall include the plural and the plural the singular.

XVII.                OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this agreement, including but not limited to the Proprietary Information Agreement, shall survive the termination of employment and the termination of this Agreement.

XVIII.           COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

XIX.                    AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

XX.                         ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Executive Proprietary Information and Inventions Agreement).  To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this

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Agreement shall control.  Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

XXI.                    EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ONCOSEC MEDICAL INCORPORATED	RICHARD B. SLANSKY

Signature	Signature

By
Date

Title

Date

EXHIBIT A

FORM OF OPTION GRANT

ONCOSEC MEDICAL INCORPORATED 2015 INDUCEMENT STOCK OPTION AWARD

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:	Richard B. Slansky

As an inducement material to the decision by you (the “Grantee”) to accept employment with OncoSec Medical Incorporated, you have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Notice.

Award Number

Date of Award	July 6, 2015

Vesting Commencement Date	October 6, 2015

Exercise Price per Share	$ (closing price as of July 6, 2015)

Total Number of Shares Subject to the Option (the “Shares”)	150,000

Total Exercise Price	$

Type of Option:	Non-Qualified Stock Option

Expiration Date:	July 6, 2025

Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest on the Vesting Commencement Date, and 75% of the Shares subject to the Option shall vest ratably on each monthly anniversary of the Vesting Commencement Date.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice and the Option Agreement.

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OncoSec Medical Incorporated
a Nevada corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OR THE OPTION AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice and the Option Agreement.  The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice and the Option Agreement shall be resolved by the Administrator in accordance with Section 15 of the Option Agreement.  The Grantee further agrees to the venue selection in accordance with Section 16 of the Option Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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Award Number:

ONCOSEC MEDICAL INCORPORATED 2015 INDUCEMENT STOCK OPTION AWARD

STOCK OPTION AWARD AGREEMENT

1.                                      Grant of Option.  As an inducement material to the decision by Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”) to accept employment with OncoSec Medical Incorporated, a Nevada corporation (the “Company”), the Company hereby grants to the Grantee an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of this Stock Option Award Agreement (the “Option Agreement”) and the Notice which are incorporated herein by reference.

2.                                      Exercise of Option.

(a)                                 Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of this Option Agreement.  The Option shall be subject to the provisions of Section 17 of this Option Agreement relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control.  The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

(b)                                 Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Appendix A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Law.

(c)                                  Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

(d)                                 Section 16(b).  Notwithstanding any provision of this Option Agreement to the contrary, other than termination of the Grantee’s Continuous Service for Cause, if a sale within the applicable time periods set forth in Sections 6, 7 or 8 herein of Shares acquired upon the exercise of the Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the Option expires.

3.                                      Grantee’s Representations.  Concurrently with the grant of this Option, Participant shall deliver to the Company its Investment Representation Statement in the form attached hereto as Appendix B.

4.                                      Method of Payment.  Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)                                 cash;

(b)                                 check;

(c)                                  surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d)                                 payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares subject to the Option equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(e)                                  if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5.                                      Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws or if the Shares subject to the Option have not been registered under the Securities Act of 1933 pursuant to an effective Registration Statement on Form S-8.  Grantee acknowledges that the Company makes no representation or warranty regarding the eligibility of the Option for inclusion on a Registration Statement on Form S-8 or the likelihood that any such Registration Statement on Form S-8 will be declared effective.  If the exercise of the Option within the applicable time periods set forth in Section 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 5, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

6.                                      Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”).  The Post-Termination Exercise Period shall commence on the Termination Date.  In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice.  Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

7.                                      Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

8.                                      Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9.                                      Transferability of Option.  The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10.                               Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11.                               Tax Consequences.  The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

12.                               Entire Agreement: Governing Law.  The Notice and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of the Notice or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

13.                               Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

14.                               Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 17 hereof, the number of Shares covered by the Option, the exercise price of the Option, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Board shall also make such adjustments as provided in this Section 17 or substitute, exchange or grant an award to effect such adjustments (collectively “adjustments”).  Any such adjustments to the Option will be effected in a manner that precludes the enlargement of rights and benefits under the Option.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of the Option or other issuance of Shares, cash or other consideration pursuant to the Option during certain periods of time.  Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to the Option.

15.                               Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16.                               Venue.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice or this Option Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Diego) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17.                               Corporate Transaction or Change in Control

(a)                                 Termination of Option to Extent Not Assumed in Corporate Trasaction.  Effective upon the consummation of the Corporate Transaction, the Option shall terminate unless Assumed by the successor entity or its Parent.

(b)                                 Acceleration of Award Upon Corporate Transaction or Change in Control.  The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control or at any time while the Option remains outstanding, to provide for the full or partial automatic vesting and exercisability of the Option in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify.  The Administrator also shall have the authority to condition such accelerated vesting upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control.

(c)                                  Termination of Continuous Status as an Employee, Director or Consultant Upon or After a Corporate Transaction.  In the event the Grantee’s Continuous Status as an Employee, Director or Consultant is terminated upon or after a Corporate Transaction for any reason other than by the Company or successor entity for Cause or by the Grantee without Good Reason, the Grantee (or, in the case of death, the person who acquired the right to exercise the Option as set forth in Section 8) may exercise the portion of this Option that is Assumed in connection with the Corporate Transaction within forty-eight (48) months after the date of termination.  If this Option is not exercised within the time specified herein, the Option shall terminate.  Notwithstanding the foregoing, in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.

18.                               Definitions.  As used herein, the following definitions shall apply:

(a)                                 “Administrator” means the Board or any of the Committees appointed to administer this Option Agreement.

(b)                                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)                                  “Applicable Laws” means the legal requirements applicable to the Option under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to stock options granted to residents therein.

(d)                                 “Assumed” means that pursuant to a Corporate Transaction either (i) the Option is expressly affirmed by the Company or (ii) the contractual obligations represented by the Option are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Option and the exercise or purchase price thereof which at least preserves the compensation element of the Option existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Option.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Cause” has the meaning of “For Cause” as defined in the Employment Agreement.

(g)                                  “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)                                     the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)                                  a change in the composition of the Board over a period of thirty six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(i)                                     “Common Stock” means the common stock of the Company.

(j)                                    “Company” means OncoSec Medical Incorporated, a Nevada corporation, or any successor entity that adopts this Option Agreement in connection with a Corporate Transaction.

(k)                                 “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)                                     “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(m)                             “Continuous Status as an Employee, Director or Consultant” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated.  Continuous Status as an Employee, Director or Consultant shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant or (iii) any change in status as long as the Grantee remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n)                                 “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)                                     a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)                               the complete liquidation or dissolution of the Company;

(iv)                              any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(o)                                 acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(p)                                 “Director” means a member of the Board.

(q)                                 “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that the Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  The Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(r)                                    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)                                   “Employment Agreement” means the Executive Employment Agreement entered into between the Grantee and the Company, dated June 25, 2015.

(t)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)                                 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)                               In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(v)                                 “Good Reason” has the meaning of “Good Cause” as defined in the Employment Agreement.

(w)                               “Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x)                                 “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)                                 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)                                  “Registration Date” means the first to occur of (i) the date the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(aa)                          “Related Entity” means any Parent or Subsidiary of the Company.

(bb)                          “Share” means a share of the Common Stock.

(cc)                            “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

END OF AGREEMENT

APPENDIX A

EXERCISE NOTICE

OncoSec Medical Incorporated

9810 Summers Ridge Road

Suite 110

San Diego, CA 92121

Attention: Secretary

1.                                      Exercise of Option.  Effective as of today,               ,     the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase             shares of the Common Stock (the “Shares”) of OncoSec Medical Incorporated (the “Company”) under and pursuant to the Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated June 25, 2015.  Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Exercise Notice.

2.                                      Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.                                      Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Option Agreement.

4.                                      Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected and permitted, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(e) of the Option Agreement.

5.                                      Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.                                      Taxes.  The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.                                      Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.                                      Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.                                      Administration and Interpretation.  The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.                               Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.                               Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.                               Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.                               Entire Agreement.  The Notice and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	ONCOSEC MEDICAL INCORPORATED

By:

Title:
(Signature)

Address:	Address:

9810 Summers Ridge Road, Suite 110
San Diego, CA 92121

APPENDIX B

ONCOSEC MEDICAL INCORPORATED 2015 INDUCEMENT STOCK OPTION AWARD

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:	RICHARD B. SLANSKY

COMPANY:	ONCOSEC MEDICAL INCORPORATED

SECURITY:	OPTIONS TO PURCHASE COMMON STOCK

AMOUNT:	150,000 SHARES

DATE:	JULY 6, 2015

In connection with the above listed Options to purchase the Common Stock of OncoSec Medical Incorporated, a Nevada corporation (the “Company”) pursuant to the Company’s 2015 Inducement Stock Option Award and any subsequent exercise of such Options (such options and the underlying shares of Common Stock, collectively, the “Securities”), the undersigned Grantee represents to the Company the following:

(a)                                 Grantee has either a pre-existing personal or business relationship with the Company or its officers, directors, or controlling persons, or by reason of his or her business or financial experience or the business or financial experience of his or her professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, it can reasonably be assumed to have the capacity to protect his or her own interest in connection with the issuance of the Securities.  Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 Grantee represents that Grantee is a resident of the state of California.

Signature of Grantee:

Date:

EXHIBIT B

Form of Separation and Release Agreement

This Separation and Release Agreement (“Agreement”) is entered into by and between ONCOSEC MEDICAL INCORPORATED (the “Company”) and RICHARD SLANSKY (“Executive”), with respect to the following facts:

RECITALS

A.                                    On June 25, 2015, Executive and the Company entered into that certain Executive Employment Agreement (“Executive Employment Agreement”).

B.                                    On          , Executive’s employment with the Company was terminated and according to the terms and conditions of the Executive Employment Agreement, Executive is entitled to certain severance payments so long as Executive executes this Agreement.  By execution hereof, Executive understands and agrees that this Agreement is a compromise of doubtful and disputed claims, if any, which remain untested; that there has not been a trial or adjudication of any issue of law or fact herein; that the terms and conditions of this Agreement are in no way to be construed as an admission of liability on the part of Releasees (as defined below) and that Releasees deny liability and intend merely to avoid litigation with this Agreement.

In consideration of the aforementioned recitals and the mutual covenants and conditions set forth below and in full settlement of any and all claims arising out of the Executive’s employment or the termination of that employment, the Executive and Company hereby agree as follows:

AGREEMENT

1.              Separation Pay.  In consideration of Executive signing this Agreement, and the covenants and releases given herein, the Company agrees to pay Executive the gross sum of $            , less federal and state withholdings (“Severance Pay”).  Executive acknowledges that Executive would not be entitled to receive the Severance Pay absent this Agreement and the Executive Employment Agreement.  The Company will pay the Severance Pay to Executive as salary continuation pursuant to the terms of Section III.B. of the Executive Employment Agreement.

2.              General Release.  Executive, individually and on behalf of Executive’s heirs, assigns, executors, successors and each of them, hereby unconditionally, irrevocably and absolutely releases and discharges the Company, each of its subsidiaries and each of their respective directors, officers, employees, agents, successors and assigns, and any related corporations and/or entities (“Releasees”) from any and all losses, liabilities, claims, demands, causes of action or suits of any type, known or unknown, including but not limited to claims related directly or indirectly to Executive’s employment with Releasees, and the termination of Executive’s employment with Releasees, including claims for age discrimination in violation of the Age Discrimination and Employment Act and/or California Fair Employment and Housing Act, as well as all claims for wrongful termination, constructive wrongful termination, employment discrimination, harassment, retaliation, defamation, fraud, misrepresentation, infliction of emotional distress, violation of privacy rights, and any other claims under any state or federal law.  This release also includes any claim for any and all other contractual severance, bonus, commission, other compensation or any other benefits pursuant to any other agreement, policy, and/or procedure.  Executive further represents that Executive has not and will not institute, prosecute or maintain on Executive’s own behalf, before any administrative agency, court or tribunal, any demand or claim of any type related to the matters released herein.

3.              Executive expressly waives all of the benefits and rights granted to Executive pursuant to California Civil Code section 1542, and any other applicable state or federal law.  Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive certifies that Executive has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that Executive fully understands all of the same.

4.              Confidentiality.  Executive hereby agrees that, except as required by law or court order, Executive will not describe or discuss the Company’s or any of its subsidiaries’ business dealings and/or confidential information with any third party, and will not describe or discuss this Agreement with any third party other than Executive’s tax or legal advisors.  Executive further agrees Executive will comply with any continuing obligations under any employment agreement and/or proprietary information agreement, including but not limited to protection of the Company’s or its subsidiaries’ trade secrets and nonsolicitation obligations.

5.              Time for Consideration of This Agreement/Revocation.  Executive acknowledges that Executive is hereby given twenty-one (21) days from receipt of this Agreement to consider signing this Agreement, that Executive is advised to consult with an attorney before signing this Agreement, and that Executive has the right to revoke this Agreement for a period of seven (7) days after it is executed by Executive.  In the event that Executive chooses not to sign this Agreement, or chooses to revoke this Agreement once signed, Executive will not receive the Separation Pay or any other consideration Executive would not be entitled to in the absence of this Agreement.  This Agreement shall become effective eight (8) days after it has been signed by Executive.

6.              General Provisions.

a.              Executive and the Company acknowledge that they have been given the opportunity to consult with their own legal counsel with respect to the matters referenced in this Agreement, and that they have obtained and considered the advice of such legal counsel as they deem necessary or appropriate, such that they have voluntarily and freely entered into this Agreement.

b.              This Agreement contains the entire agreement between Executive and the Company and there have been no promises, inducements or agreements not expressed in this Agreement.

c.               The provisions of this Agreement are contractual, not merely recitals, and shall be considered severable, such that if any provision or part thereof shall at any time be held invalid under any law or ruling, any and all such other provision(s) or part(s) thereof shall remain in full force and effect and continue to be enforceable.

d.              This Agreement may be pled as a full and complete defense and may be used as the basis for an injunction against any action, suit, or proceeding that may be prosecuted, instituted, or attempted by Executive in breach thereof.

e.               This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

f.                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

g.               In any action to enforce this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys’ fees and costs it expended in the action.

h.              Nothing in this Agreement shall be construed as an admission or any liability or any wrongdoing by any party to this Agreement.

i.                  This Agreement shall not be construed against any party on the grounds that such party drafted the Agreement.

j.                 Each of the Company’s subsidiaries shall be deemed to be a third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.

RICHARD SLANSKY

Dated:

ONCOSEC MEDICAL INCORPORATED

Dated:	By:
Title:
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